Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of MediaNet Group Technologies, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-169668) on Form S−8 of Media Group Technologies, Inc. of our report dated January 30, 2012, with respect to the consolidated balance sheet of Media Group Technologies, Inc. as of September 30, 2011, and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows for the year ended September 30, 2011.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Coral Gables, Florida

January 30, 2012